As filed with the Securities Exchange Commission on April 3, 2014

Registration No. 333-

U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	2860	41-2170618
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, California 95814

(916) 403-2123

(Address and telephone number of principal executive offices and principal place of business)

Neil Koehler
President and Chief Executive Officer
Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060

Sacramento, California 95814
(916) 403-2123

(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.

Rushika Kumararatne de Silva, Esq.

Troutman Sanders LLP
5 Park Plaza, 14th Floor
Irvine, California 92614
(949) 622-2700 / (949) 622-2739 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-180731

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common stock, $0.001 par value per share	$4,561,174	$587.48
(1)	This registration statement relates to the registration statement on Form S-3 (File No. 333-180731) of Pacific Ethanol, Inc. (the “Company”) declared effective on May 17, 2012 (the “Prior Registration Statement”), pursuant to which the Company registered up to $100,000,000 of the Company’s securities, including debt securities, shares of the Company’s common stock, $0.001 par value per share, shares of the Company’s preferred stock, $0.001 par value per share, warrants and units. This registration statement is being filed to register an additional amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”). There are being registered hereunder by the registrant such indeterminate number of shares of common stock, $0.001 par value per share, of the Company as will have an aggregate initial offering price not to exceed $4,561,174.
(2)	As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $23,438,826. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $4,561,174, which represents approximately 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional amount of common stock, par value $0.001 per share, of Pacific Ethanol, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act. Pacific Ethanol, Inc. is filing this registration statement for the sole purpose of increasing the aggregate amount of common stock offered by Pacific Ethanol, Inc. by $4,561,174.

This registration statement relates to a prior registration statement on Form S-3 (Registration No. 333-180731) of Pacific Ethanol, Inc., which was declared effective by the Securities and Exchange Commission on May 17, 2012. Pursuant to Rule 462(b), the contents of the earlier registration statement on Form S-3 (Registration No. 333-180731), which was declared effective by the Securities and Exchange Commission on May 17, 2012, are incorporated in this registration statement by reference.

This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description	Filed Herewith
5.1	Opinion of Troutman Sanders LLP	X
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)	X
23.2	Consent of Independent Registered Public Accounting Firm	X

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 2nd day of April, 2014.

Pacific Ethanol, Inc.,
a Delaware corporation

By: /s/ NEIL M. KOEHLER
        Neil M. Koehler
        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM L. JONES William L. Jones	Chairman of the Board and Director	April 2, 2014

/s/ NEIL M. KOEHLER Neil M. Koehler	President, Chief Executive Officer (principal executive officer) and Director	April 2, 2014

/s/ BRYON T. MCGREGOR Bryon T. McGregor	Chief Financial Officer (principal financial and accounting officer)	April 2, 2014

/s/ MICHAEL D. KANDRIS Michael D. Kandris	Chief Operating Officer and Director	April 2, 2014

/s/ TERRY L. STONE Terry L. Stone	Director	April 2, 2014

/s/ JOHN L. PRINCE John L. Prince	Director	April 2, 2014

/s/ DOUGLAS L. KIETA Douglas L. Kieta	Director	April 2, 2014

/s/ LARRY D. LAYNE Larry D. Layne	Director	April 2, 2014

3

EXHIBITS FILED HEREWITH

Exhibit Number	Description
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm

4